Exhibit 99.1
March 29, 2011
Imperial Holdings, Inc. Announces Full-Year 2010 Results
BOCA RATON, Fla.—Imperial Holdings, Inc. (NYSE: IFT) (“Imperial”), a specialty finance company providing liquidity solutions with a focus on individual life insurance policies and purchasing structured settlement payments, today announced financial results for its fiscal year ended December 31, 2010.
For fiscal 2010, Imperial reported total revenue of $76.9 million, compared to 2009 revenue of $96.6 million. The Company recorded a net loss of $15.7 million in 2010, compared with a net loss of $8.6 million in 2009. Agency fee income, fees that are paid by the referring life insurance agencies, was $10.1 million in 2010, compared to $26.1 million a year earlier. Other significant sources of revenue are interest income and origination fees on premium finance loans, which totaled $38.6 million, compared to $51.3 million in 2009.
Antony Mitchell, Chairman and Chief Executive Officer, commented, “With our recent Initial Public Offering (IPO), our visibility in the marketplace has greatly increased and we are witnessing a steady demand for liquidity in the unique asset classes in which we operate. While historically our cost of financing has impacted our bottom line, the IPO has afforded us the opportunity to make significant strides in the way we operate our business. We are now able to deploy capital to our core premium finance and structured settlement businesses quickly and effectively at a significantly lower cost.”
On an operating segment basis, the Premium Finance business generated $67.4 million of revenue in 2010, representing 87.6% of total revenues for the year. In the Structured Settlements segment, revenue was $9.5 million, representing 12.4% of total revenues for the year.
Mr. Mitchell concluded, “As we look at the landscape of the business today, we see demand for liquidity outpacing available capital, which affords us a tremendous opportunity. Since receiving the full proceeds of the IPO on February 15, we have been able to put capital to work and build on the strong momentum during the first quarter. Now, as we prepare for the second quarter of 2011, our first full quarter as a public company, we stand a very well capitalized company with minimal debt levels and ample funds to deploy in the high credit quality asset classes we manage. We believe this bodes well for our future growth plans and in turn enhances the value to our shareholders.”
Conference Call Information
Imperial will host a conference call today, March 29, 2011, at 5:00 p.m. ET to discuss full-year 2010 results. To listen to the live call, please dial (888) 200-2794, passcode “53693929” or log on to the investor relations page of the company’s website at www.imperial.com. In addition, an audio replay of the call will be available two hours after its conclusion and archived through April 12, 2011. This archived call may be accessed by dialing (800) 642-1687; passcode “53693929”.
About Imperial Holdings, Inc.
Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Premium Finance and Structured Settlements. Imperial provides loans to policyholders for the payment of premiums and purchases life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. domestic insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement
This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Imperial’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Imperial or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.
Contact:

Imperial Holdings, Inc.
David Sasso, 561.672.6114
Director- Investor Relations
IR@imperial.com
www.imperial.com

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED AND COMBINED BALANCE SHEETS
December 31

	2010	2009
ASSETS
Assets
Cash and cash equivalents	$14,224,014	$15,890,799
Restricted cash	690,727	—
Certificate of deposit — restricted	879,974	669,835
Agency fees receivable, net of allowance for doubtful accounts	561,456	2,165,087
Deferred costs, net	10,706,022	26,323,244
Prepaid expenses and other assets	1,721,946	885,985
Deposits	692,285	982,417
Interest receivable, net	13,140,180	21,033,687
Loans receivable, net	90,026,383	189,111,302
Structured settlements receivables, net	2,535,764	151,543
Receivables from sales of structured settlements	223,955	320,241
Investment in life settlements (life insurance policies), at estimated fair value	17,137,601	4,306,280
Investment in life settlement fund	—	542,324
Fixed assets, net	876,337	1,337,344

Total assets	$153,416,644	$263,720,088

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$3,425,162	$2,713,543
Accrued expenses — related parties	70,833	455,485
Payable for purchase of structured settlements	223,955	—
Other liabilities	7,913,548	—
Lender protection insurance claims received in advance	31,153,755	—
Interest payable	13,764,613	8,251,023
Interest payable — related parties	54,769	4,376,299
Notes payable and debenture payable, net of discount	89,207,172	153,364,326
Notes payable — related parties	2,401,727	77,700,155

Total liabilities	148,215,534	246,860,831
Member units —preferred (500,000 authorized in the aggregate)
Member units — Series A preferred (90,796 issued and outstanding as of December 31, 2010 and 2009, respectively)	4,035,000	4,035,000
Member units — Series B preferred (25,000 and 50,000 issued and outstanding as of December 31, 2010 and 2009, respectively)	2,500,000	5,000,000
Member units — Series C preferred (70,000 and zero issued and outstanding as of December 31, 2010 and 2009, respectively)	7,000,000	—
Member units — Series D preferred (7,000 and zero issued and outstanding as of December 31, 2010 and 2009, respectively)	700,000	—
Member units — Series E preferred (73,000 and zero issued and outstanding as of December 31, 2010 and 2009, respectively)	7,300,000	—
Member units — common (500,000 authorized; 337,500 and 450,000 issued and outstanding as of December 31, 2010 and 2009, respectively)	11,462,427	19,923,709
Accumulated deficit	(27,796,317)	(12,099,452)

Total members’ equity	5,201,110	16,859,257

Total liabilities and members’ equity	$153,416,644	$263,720,088

Imperial Holdings, Inc. and Subsidiaries
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
December 31

	2010	2009
Agency fee income	10,148,761	$26,113,814
Interest income	18,660,137	21,482,837
Origination fee income	19,937,683	29,852,722
Gain on sale of structured settlements	6,595,008	2,684,328
Gain on forgiveness of debt	7,599,051	16,409,799
Change in fair value of life settlements	10,156,387	—
Change in fair value structured receivables	2,476,690	—
Gain on sale of life settlements	1,951,176	—
Change in equity investments	(1,283,810)	—
Servicing fee income	413,250	—
Other income	241,756	71,348
Total income	76,896,089	96,614,848
Interest expense	21,819,910	23,928,017
Interest expense — related parties	6,335,434	9,826,781
Provision for losses on loans receivable	4,476,177	9,830,318
Loss on loan payoffs and settlements, net	4,981,314	12,058,007
Amortization of deferred costs	24,464,923	18,339,220
Selling, general and administrative expenses	29,645,703	30,242,699
Selling, general and administrative — related parties	869,493	1,026,209
Total expenses	92,592,954	105,251,251
Net loss	$(15,696,865)	$(8,636,403)